Exhibit 99.4

Dear Valued Depositor:

We are writing to tell you of an investment opportunity, and just as importantly, to request your vote on a matter of importance. Pursuant to a Plan of Conversion (the “Plan”), Fidelity Bank will be converting from the mutual (meaning no stockholders) to the stock form of ownership. In connection with the conversion FB Bancorp, Inc., the proposed holding company of Fidelity Bank, is offering shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, a Q&A Brochure, and a Proxy Statement which describe the conversion and the stock offering.

THE PROXY VOTE

Your vote is extremely important for us to complete the conversion and offering. We must receive approval of our depositors to implement the Plan. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING ‘‘AGAINST’’ THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Fidelity Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote ‘‘FOR’’ the Plan.

Please note:

•	The proceeds resulting from the sale of the common stock of FB Bancorp, Inc. will support our business strategy.

•

There will be no change to balances, interest rates or other terms of your accounts at Fidelity Bank as a result of the conversion. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits, without interuption.

•	You will continue to enjoy the same services with the same Board of Directors, management and staff.

•	Voting does not obligate you to purchase shares of common stock in the stock offering.

THE STOCK OFFERING

As an eligible depositor of Fidelity Bank, you have non-transferable rights, but no obligation, to purchase shares of FB Bancorp, Inc. common stock during the Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in ordering shares of FB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to our Stock Information Center located at Fidelity Bank’s Severn location at 2509 Severn Avenue, Metairie, Louisiana; or (3) regular mail using the stock order reply envelope provided. In-person delivery of stock order forms will be accepted only at the Stock Information Center. Stock Order Forms and full payment must be received (not postmarked) before [TBD]., Central Time, on [TBD]. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please promptly call our Stock Information Center for guidance, because these orders require additional processing time.

We invite you to consider this opportunity to share in our future as a FB Bancorp, Inc. stockholder.

Sincerely,

Chris Ferris

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of FB Bancorp, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at [TBD]

from [TBD]., Central Time, Monday through Friday, except bank holidays.

M

Dear Friend:

We are writing to tell you of an investment opportunity. Pursuant to a Plan of Conversion, Fidelity Bank will be converting from the mutual (meaning no stockholders) to the stock form of ownership. In connection with the conversion, FB Bancorp, Inc., the proposed holding company of Fidelity Bank, is offering shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, and a Q&A Brochure which describe the conversion and the stock offering.

THE STOCK OFFERING

Our records indicate that you were a depositor of Fidelity Bank as of the close of business on December 31, 2022 or March 31, 2024 whose account(s) was closed thereafter. As such, you have a non-transferable right, but no obligation, to purchase shares of FB Bancorp, Inc. common stock during the Subscription Offering before any shares are made available for sale to the general public.

The FB Bancorp, Inc. common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the stock offering. Please read the enclosed materials carefully. If you are interested in ordering shares of FB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to our Stock Information Center located at Fidelity Bank’s Severn location at 2509 Severn Avenue, Metairie, Louisiana; or (3) regular mail using the stock order reply envelope provided. In-person delivery of stock order forms will be accepted only at the Stock Information Center. Stock Order Forms and full payment must be received (not postmarked) before [TBD]., Central Time, on [TBD]. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please promptly call our Stock Information Center for guidance, because these orders require additional processing time.

We invite you to consider this opportunity to share in our future as a FB Bancorp, Inc. stockholder.

Sincerely,

Chris Ferris

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of FB Bancorp, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at [TBD]

from [TBD]., Central Time, Monday through Friday, except bank holidays.

F

[FB Bancorp Logo]

Dear Interested Investor:

We are writing to tell you of an investment opportunity. Pursuant to a Plan of Conversion, Fidelity Bank will be converting from the mutual (meaning no stockholders) to the stock form of ownership. In connection with the conversion, FB Bancorp, Inc., the Proposed holding company of Fidelity Bank, is offering shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, and a Q&A Brochure which describe the conversion and the stock offering.

THE STOCK OFFERING

The FB Bancorp, Inc. common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed materials carefully. If you are interested in ordering shares of FB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to our Stock Information Center located at Fidelity Bank’s Severn location at 2509 Severn Avenue, Metairie, Louisiana; or (3) regular mail using the stock order reply envelope provided. In-person delivery of stock order forms will be accepted only at the Stock Information Center. Stock Order Forms and full payment must be received (not postmarked) before [TBD] p.m., Central Time, on [TBD]. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please promptly call our Stock Information Center for guidance, because these orders require additional processing time.

We invite you to consider this opportunity to share in our future as a FB Bancorp, Inc. stockholder.

Sincerely,

Chris Ferris
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of FB Bancorp, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at [TBD]

from [TBD] p.m., Central Time, Monday through Friday, except bank holidays.

C

Dear Sir/Madam:

Performance Trust Capital Partners, LLC, has been retained by FB Bancorp, Inc. as marketing agent in connection with the offering of FB Bancorp, Inc. common stock.

At the request of FB Bancorp, Inc., we are enclosing materials regarding the offering of shares of FB Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

Performance Trust Capital Partners, LLC

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of FB Bancorp, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at [TBD]

from [TBD] p.m., Central Time, Monday through Friday, except bank holidays.

D

Questions and Answers

About Our Plan of Conversion

and Related Stock Offering

[FB Bancorp, INC Logo]

This brochure answers questions about our plan of conversion and related stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the plan of conversion is in the best interests of Fidelity Bank, our customers, and the communities we serve.

Q.	What is the plan of conversion?

A.	Under our Plan of Conversion (the “Plan”), Fidelity Bank is converting from the mutual to the stock form of ownership.

Under the Plan, Fidelity Bank will convert from the mutual (meaning no stockholders) to the stock form of ownership, through the sale of shares of Fidelity Bancorp, Inc. common stock. Upon completion of the conversion, 100% of the common stock of Fidelity Bancorp, Inc. will be owned by stockholders, and Fidelity Bancorp, Inc. will own 100% of Fidelity Bank. Refer to the Prospectus for further details.

Q.	What are the reasons for the conversion and offering?

A.	Our primary reasons for converting and raising additional capital through the offering are to:

•	increase capital to support future growth and profitability;

•	retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; and

•	offer our customers and employees an opportunity to purchase an equity interest in Fidelity Bank by purchasing shares of common stock of FB Bancorp.

Q.	Will customers notice any change in the day-to-day activities of Fidelity Bank as a result of the conversion and stock offering?

A.

No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our Board of Directors, management, or staff as a result of the conversion.

Q.	Will the conversion and stock offering affect customers’ deposit accounts or loans?

A.

No. The conversion and stock offering will not affect the balance, rate or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits, without interuption.

THE PROXY VOTE

Although we have received regulatory approval, the Plan is also subject to approval by Fidelity Bank’s depositors.

Q.	Why should I vote “FOR” the Plan?

A.

Your vote “FOR” the plan is extremely important to us. Each voting depositor of Fidelity Bank received one or more packages containing Proxy Cards and a Proxy Statement describing the Plan. The Plan cannot be implemented without depositor approval.

If you have more than one eligible account, you may have received multiple packages. Please open all packages and vote all Proxy Cards sent to you.

Voting does not obligate you to purchase common stock during the stock offering.

Q.	Who is eligible to vote on the Plan?

A.	Fidelity Bank depositors as of the close of business on [TBD] are entitled to vote (provided that they continue to be depositors as of the date of the Special Meeting).

Q.	What happens if I don’t vote?

A.

Your vote is very important. Not voting the Proxy Cards you receive will have the same effect as voting “AGAINST” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and related stock offering.

Q.	How do I vote?

A.

You may cast your vote immediately by following the telephone or Internet voting instructions on the Proxy Card, or if you prefer, mark your vote, sign each Proxy Card, and return the card(s) in the enclosed Proxy Reply Envelope. You may also deliver your signed proxy card(s) to any Fidelity Bank office during normal banking hours. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?

A.

Depositors at the close of business on [TBD] are entitled to one vote for each $100 or fraction thereof on deposit. However, no depositor may cast more than 500 votes. For security purposes, Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.

If you had more than one deposit account on [TBD], you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all of the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.

The name(s) reflect the title of your deposit account(s). Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND

PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.

FB Bancorp, Inc. is offering for sale between 12,750,000 and 17,250,000 shares of common stock at $10.00 per share, subject to increase to 19,837,500 shares. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of FB Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Fidelity Bank with aggregate balances of at least $50 at the close of business on December 31, 2022;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Fidelity Bank with aggregate balances of at least $50 at the close of business on March 31, 2024; and

Priority #4 — Depositors of Fidelity Bank at the close of business on [TBD].

Shares not sold in the Subscription Offering may be offered for sale to the general public through a community offering with a preference given first to residents of the communities served by Fidelity Bank.

Q.

I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority rights?

A.

No. Subscription rights are non-transferable! Only those persons eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. Subject to limited exceptions, to preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people may attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	How may I buy shares during the Subscription Offering?

A.

Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to our Stock Information Center located at Fidelity Bank’s Severn location at 2509 Severn Avenue, Metairie, Louisiana; or (3) regular mail using the stock order reply envelope provided. In-person delivery of stock order forms will be accepted only at the Stock Information Center. Please do not mail Stock Order Forms to Fidelity Bank’s offices.

Q.	What is the deadline for purchasing shares?

A.

To purchase shares in the Subscription Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before [TBD] p.m., Central Time, on [TBD]. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order, payable to FB Bancorp, Inc. All checks will be deposited upon receipt. We cannot accept wires or third party checks. Fidelity Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your Fidelity Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds for withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Fidelity Bank may not be listed for withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.05% per annum from the date your payment is processed until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing withdrawal from your deposit account(s), your funds will continue earning interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	How many shares may I subscribe for?

A.

The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 70,000 ($700,000). Additionally, no person or entity together with any associate or group of persons acting in concert may purchase more than 120,000 shares ($1,200,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	May I use my Fidelity Bank individual retirement account (“IRA”) to purchase shares?

A.

It is possible to use funds currently held in retirement accounts with Fidelity Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Fidelity Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the [TBD] offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	Can I subscribe for shares and add someone who is not on my accounts to my stock registration?

A.	No.

Q.	May I use a loan from Fidelity Bank to pay for shares?

A.

No. Fidelity Bank, by regulation, may not extend a loan for the purchase of Fidelity Bancorp, Inc. common stock during the offering. Similarly, you may not use existing Fidelity Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond [TBD], or the number of shares of common stock to be sold is increased to more than 19,837,500 shares or decreased to less than 12,750,000 shares.

Q.	Are directors and executive officers of Fidelity Bank planning to purchase stock?

A.	Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 401,500 shares ($4,015,000).

Q.	Will the stock be insured?

A.	No. Like any common stock, FB Bancorp, Inc. common stock will not be insured.
Q.	Will dividends be paid on the stock?

A.

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or, if dividends are paid, that any such dividends will not be reduced or eliminated in the future.

Q.	How will FB Bancorp, Inc. shares trade?

A.

Upon completion of the conversion and offering, FB Bancorp, Inc. shares will trade on the Nasdaq Capital Market under the symbol “FBLA.” Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell shares in the future.

Q.	If I purchase shares during the offering, when will I receive my shares?

A.

All shares of FB Bancorp, Inc. common stock sold in the stock offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

Although the shares of FB Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares.

Your ability to sell the shares of common stock prior to your receipt of this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center at [TBD] from [TBD] p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of FB Bancorp, Inc. common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Dear Valued Depositor,

As a follow-up to our recent mailing regarding our plan of conversion (the “Plan”) and related common stock offering, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS TODAY. If you have already voted your proxy card(s) from our initial outreach, thank you! You do not need to vote again and can disregard this mailing. If you’re not sure you voted all of your proxy cards, we have enclosed duplicate cards for all members of your household. Please note that you may have received more than one proxy card and/or more than one mailing depending on the structure of your accounts. If you are unsure if you have voted all your eligible votes, please vote all the cards provided. The tabulation system will not double count your votes.

The easiest and most cost-effective way to vote is online at [TBD]. Have your unique control numbers handy from the provided proxy card(s). You will be prompted to enter the control number to vote. You may also vote by phone by calling [TBD], or by mailing in your paper cards with the supplied business reply envelope. Lastly, you may deliver your signed proxy card(s) in-person at any Fidelity Bank office.

Please be assured that the conversion will not affect your accounts, FDIC insurance, or how you access services from Fidelity Bank. Only our corporate structure will change. Your account numbers and account statements will remain the same, and you’ll still work with the same friendly staff you know at the same branch locations. Further, we will continue to offer the same products and extensive range of services you have come to expect.

If you have any questions about voting or other matters related to the Plan or stock offering, please call our Information Center at [TBD].

We appreciate your support and encourage you to vote “FOR” the Plan of Conversion. Please understand that not voting has the same effect as voting against the Plan of Conversion. Thank you for your support.

Sincerely,

Chris Ferris

President and Chief Executive Officer

PG1

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may cast your vote immediately by following the telephone or Internet voting instructions on the Proxy Card, or if you prefer, mark your vote, sign each Proxy Card, and return the card(s) in the enclosed Proxy Reply Envelope. You may also deliver your signed proxy card(s) in person to any Fidelity Bank office.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION.

Not Voting has the same effect as voting

“Against” the Plan of Conversion.

Voting does not obligate you to purchase

Common Stock during the Offering.

THE PLAN OF CONVERSION WILL

NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT

OR YOUR DEPOSIT ACCOUNTS OR LOANS. DEPOSIT

ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC,

UP TO THE MAXIMUM LEGAL LIMITS, WITHOUT INTERUPTION.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received.

QUESTIONS?

Please call our Information Center at [TBD]

from [TBD] p.m., Central Time, Monday through Friday, except bank holidays.

PG2